Exhibit 21.1
Subsidiaries of Hertz Global Holdings, Inc.

A.	U.S. and Countries Outside Europe

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
United States
Thrifty Insurance Agency, Inc.	Arkansas
CCMG HERC Sub, Inc.	Delaware
Cinelease Holdings, Inc.	Delaware
DNRS II LLC	Delaware
DNRS LLC	Delaware
Dollar Thrifty Automotive Group, Inc.	Delaware
Donlen FSHCO Company	Delaware
Donlen Trust	Delaware
Eileo, Inc.	Delaware
Executive Ventures, Ltd.	Delaware
Firefly Rent A Car LLC	Delaware	Firefly
HCM Marketing Corporation	Delaware
HERC Intermediate Holdings. LLC	Delaware
Hertz Aircraft, LLC	Delaware
Hertz Canada Vehicles Partnership	Delaware
Hertz Car Sales LLC	Delaware
Hertz Claim Management Corporation	Delaware
Hertz Dealership One LLC	Delaware
Hertz Entertainment Services Corporation	Delaware
Hertz Equipment Rental Corporation	Delaware	Hertz Equipment Sales Service Pump & Compressor
Hertz Equipment Rental International, Ltd.	Delaware
Hertz Fleet Lease Funding Corp.	Delaware
Hertz Fleet Lease Funding LP	Delaware
Hertz France LLC	Delaware
Hertz Funding Corp.	Delaware
Hertz General Interest LLC	Delaware
Hertz Global Services Corporation	Delaware
Hertz International, Ltd.	Delaware
Hertz Investments, Ltd.	Delaware
Hertz Investors, Inc.	Delaware
Hertz Local Edition Corp.	Delaware
Hertz Local Edition Transporting, Inc.	Delaware
Hertz NL Holdings, Inc.	Delaware
Hertz Rental Car Holdings, Inc.	Delaware
Hertz System, Inc.	Delaware
Hertz Technologies, Inc.	Delaware
Hertz Transporting, Inc.	Delaware

Hertz Vehicle Financing II LP	Delaware
Hertz Vehicle Financing LLC	Delaware
Hertz Vehicle Sales Corporation	Delaware
Hertz Vehicles LLC	Delaware
HVF II GP Corp.	Delaware
Navigation Solutions, L.L.C.	Delaware
Rental Car Intermediate Holdings, LLC	Delaware
The Hertz Corporation	Delaware	Firefly Hertz Car Sales Hertz Rent A Car Thrifty
Donlen Corporation	Illinois
Donlen Mobility Solutions, Inc.	Illinois
Cinelease, LLC	Louisiana
Cinelease, Inc.	Nevada
Dollar Rent A Car, Inc.	Oklahoma
DTG Operations, Inc.	Oklahoma	Dollar Rent A Car Firefly Thrifty Car Rental
DTG Supply, Inc.	Oklahoma
Rental Car Finance Corp.	Oklahoma
Thrifty Car Sales, Inc.	Oklahoma
Thrifty Rent-A-Car System, Inc.	Oklahoma
Thrifty, Inc.	Oklahoma
TRAC Asia Pacific, Inc.	Oklahoma
Ameriguard Risk Retention Group, Inc.	Vermont
Australia
Ace Tourist Rentals (Aus) Pty Limited	Australia
Dollar Rent A Car Pty Limited	Australia
HA Fleet Pty Ltd.	Australia
HA Lease Pty. Ltd.	Australia
Hertz Australia Pty. Limited	Australia
Hertz Investment (Holdings) Pty. Limited	Australia
Bermuda
HIRE (Bermuda) Limited	Bermuda
Brazil
Car Rental Systems do Brasil Locacao de Veiculos Ltda.	Brazil
Canada
3216173 Nova Scotia Company	Nova Scotia
3222434 Nova Scotia Company	Nova Scotia
CMGC Canada Acquisition ULC	Nova Scotia
DTG Canada Corp.	Nova Scotia
Hertz Canada (N.S.) Company	Nova Scotia
2232560 Ontario Inc.	Ontario
2240919 Ontario Inc.	Ontario
Dollar Thrifty Automotive Group Canada Inc.	Ontario
DTGC Car Rental L.P.	Ontario

HC Limited Partnership	Ontario
HCE Limited Partnership	Ontario
Hertz Canada Equipment Rental Partnership	Ontario
Hertz Canada Finance Co., Ltd. (In Quebec- Financement Hertz Canada Ltee.)	Ontario
Hertz Canada Limited	Ontario	Dollar Firefly Hertz 24/7
Matthews Equipment Limited	Ontario
TCL Funding Limited Partnership	Ontario
Western Shut-Down (1995) Limited	Ontario
Donlen Fleet Leasing, Ltd.	Quebec
China
Hertz Equipment Rental Company Limited	People's Republic of China
Hertz Car Rental Consulting (Shanghai) Co. Ltd.	People's Republic of China
Hong Kong
Hertz Equipment Rental Holdings (HK) Limited	Hong Kong
Hertz Hong Kong Limited	Hong Kong
Japan
Hertz Asia Pacific (Japan), Ltd.	Japan
Mexico
Donlen Mexico Sociedad de Responsiabilidad Limitada de Capital Variable	Mexico
New Zealand
Hertz New Zealand Holdings Limited	New Zealand
Hertz New Zealand Limited	New Zealand
Thrifty Rent-A-Car Ltd.	New Zealand
Tourism Enterprises Ltd	New Zealand
Puerto Rico
Hertz Puerto Rico Holdings Inc.	Puerto Rico
Puerto Ricancars, Inc.	Puerto Rico
Saudi Arabia
Hertz Dayim Equipment Rental Limited-Joint Venture Owned 51% by Hertz Equipment Rental Company Holdings	Saudi Arabia
Singapore
Hertz Asia Pacific Pte. Ltd.	Singapore
South Korea
Hertz Asia Pacific Korea Ltd	South Korea

B.	Europe

Companies Listed by Country	State or Jurisdiction of Incorporation	Doing Business As
Belgium
Hertz Belgium b.v.b.a.	Belgium

Hertz Claim Management bvba	Belgium
Czech Republic
Hertz Autopujcovna s.r.o.	Czech Republic
France
EILEO	France
Hertz Claim Management	France
Hertz Equipement France	France
Hertz France	France
RAC Finance, S.A.S.	France
Germany
Hertz Autovermietung GmbH	Germany
Hertz Claim Management GmbH	Germany
Ireland
Apex Processing Limited	Ireland
Hertz Europe Service Centre Limited	Ireland
Hertz Finance Centre Limited	Ireland
HERTZ FLEET LIMITED	Ireland
Hertz International RE Limited	Ireland
Hertz International Treasury Limited	Ireland
Probus Insurance Company Europe Limited	Ireland
Italy
Hertz Claim Management S.r.l.	Italy
Hertz Fleet (Italiana) S.r.l	Italy
Hertz Italiana S.r.l.	Italy
Luxembourg
HERTZ LUXEMBOURG, S.A.R.L.	Luxembourg
Monaco
Hertz Monaco, S.A.M.	Monaco
The Netherlands
Hertz Automobielen Nederland B.V.	Netherlands
Hertz Claim Management B.V.	Netherlands
Hertz Equipment Rental Company Holdings Netherlands BV	Netherlands
Hertz Holdings Netherlands B.V.	Netherlands
International Fleet Financing No. 2 B.V.	Netherlands
International Fleet Financing No.1 BV	Netherlands
Stuurgroep Fleet (Netherlands) B.V.	Netherlands
Stuurgroep Holdings C.V.	Netherlands
Stuurgroep Holland B.V.	Netherlands
Van Wijk Beheer B.V.	Netherlands
Van Wijk European Car Rental Service B.V.	Netherlands
Slovakia
Hertz Autopozicovna s.r.o.	Slovakia
Spain
Hertz Alquiler de Maquinaria S.L.	Spain
Hertz Claim Management S.L.	Spain
Hertz de Espana, S.L.	Spain

Switzerland
Hertz Management Services Sarl	Switzerland
United Kingdom
CCL Vehicle Rentals Ltd	United Kingdom
Dollar Thrifty Europe Limited	United Kingdom
Hertz (U.K.) Limited	United Kingdom
Hertz Claim Management Limited	United Kingdom
Hertz Equipment Rental (UK) Limited	United Kingdom
Hertz Europe Limited	United Kingdom
Hertz Holdings III UK Limited	United Kingdom
Hertz Receivables NL BV	United Kingdom
Hertz UK Receivables Limited	United Kingdom
Hertz Vehicle Financing U.K. Limited	United Kingdom